Exhibit 15.5

April 26, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by PetroChina Company Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item16 F of Form20-F, as part of the Form 20-F of PetroChina Company Limited dated April 26, 2013. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers

Hong Kong

April 26, 2013